ALC COMMUNICATIONS CORPORATION AND SUBSIDIARY                                                                     Exhibit 11.1
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)
                                                                                                  Year ended December 31,
                                                                                     ------------------------------------------
                                                                                        1993           1992             1991
                                                                                     ----------     -----------      ----------
                                                                                        (in thousands except per share amounts)
Earnings Per Share

Income before extraordinary items and cumulative effect of
 accounting change                                                                    $39,676        $13,826        $   2,717
Accretion of discount on Class A Preferred Stock                                         (364)          (860)          (1,043)
Accrued dividends on Class A Preferred Stock                                             (453)        (3,254)          (4,000)
Accretion of payment to certain Class A Preferred Stockholders                                          (268)            (643)
                                                                                     ----------     -----------      ----------
Income before extraordinary items and cumulative effect of accounting
  change available for Common Stockholders                                            $38,859        $ 9,444        $  (2,969)
Extraordinary items:
  Loss related to early retirement of debt                                             (7,490)
  Utilization of operating loss carryforward                                                           7,000            2,630
Cumulative effect of change in method of accounting for income taxes                   13,500
                                                                                     ----------     -----------      ----------
Net Income (Loss) Available for Common Stockholders                                   $44,869        $16,444        $    (339)
                                                                                     ----------     -----------      ----------
                                                                                     ----------     -----------      ----------

Weighted average common shares outstanding during the period                           28,864         18,603           17,216
                                                                                     ----------     -----------      ----------
                                                                                     ----------     -----------      ----------

  Earnings per common and common equivalent share:
  Income (loss) before extraordinary items and cumulative effect of
  accounting change                                                                   $  1.35        $  0.51        $   (0.17)
  Extraordinary items:
    Loss related to early retirement of debt                                            (0.26)
    Utilization of operating loss carryforward                                                          0.37             0.15
  Cumulative effect of change in method of accounting for income taxes                   0.47
                                                                                     ----------     -----------      ----------
  Net Income (Loss)                                                                   $  1.56        $  0.88        $   (0.02)
                                                                                     ----------     -----------      ----------
                                                                                     ----------     -----------      ----------



Primary Earnings Per Share

Income before extraordinary items and cumulative effect of
 accounting  change                                                                   $39,676        $13,826        $   2,717
Accretion of discount on Class A Preferred Stock                                         (364)          (860)          (1,043)
Accrued dividends on Class A Preferred Stock                                             (453)        (3,254)          (4,000)
Accretion of payment to certain Class A Preferred Stockholders                                          (268)            (643)
                                                                                     ----------     -----------      ----------
Income before extraordinary items and cumulative effect of accounting
  change available for Common Stockholders                                            $38,859        $ 9,444        $  (2,969)
Extraordinary items:
  Loss related to early retirement of debt                                             (7,490)
  Utilization of operating loss carryforward                                                           7,000            2,630
Cumulative effect of change in method of accounting for income taxes                   13,500
                                                                                     ----------     -----------      ----------
Net Income (Loss) Available for Common Stockholders                                   $44,869        $16,444        $    (339)
                                                                                     ----------     -----------      ----------
                                                                                     ----------     -----------      ----------

Weighted average common shares outstanding during the period                           28,864         18,603           17,216
Common Stock Equivalents:
  Average amount of Class B and Class C Preferred prior
    to conversion to Common Stock                                                         875          3,538            3,404
                                                                                     ----------     -----------      ----------
Weighted Average Common and Common Equivalent Shares                                   29,739         22,141           20,620
                                                                                     ----------     -----------      ----------
                                                                                     ----------     -----------      ----------
  Earnings per common and common equivalent share:
  Income (loss) before extraordinary items and cumulative effect of
  accounting change                                                                   $  1.31        $  0.43        $   (0.14)
  Extraordinary items:
    Loss related to early retirement of debt                                            (0.25)
    Utilization of operating loss carryforward                                                          0.31             0.12
  Cumulative effect of change in method of accounting for income taxes                   0.45
                                                                                     ----------     -----------      ----------
  Net Income (Loss)                                                                   $  1.51        $  0.74        $   (0.02)
                                                                                     ----------     -----------      ----------
                                                                                     ----------     -----------      ----------

                                                                                 1993           1992(1)          1991(1)
                                                                                ---------       ---------       ---------
                                                                              (in thousands except per share amounts)
Primary Earnings Per Share -- Modified Treasury Stock Method

Income before extraordinary items and cumulative effect of accounting change     $39,676        $13,826           $2,717
Accretion of discount on Class A Preferred Stock                                    (364)          (860)          (1,043)
Accrued dividends on Class A Preferred Stock                                        (453)        (3,254)          (4,000)
Accretion of payment to certain Class A Preferred Stockholders                                     (268)            (643)
Effect of Modified Treasury Stock Method:
  Reduction in interest (net of tax)                                                              4,404            7,431
                                                                                ---------       ---------        ---------
Income before extraordinary items and cumulative effect of accounting
  change available for Common Stockholders                                       $38,859        $13,848           $4,462
Extraordinary items:
  Loss related to early retirement of debt                                        (7,490)
  Utilization of operating loss carryforward                                                      8,569            4,315
Cumulative effect of change in method of accounting for income taxes              13,500
                                                                                ---------       ---------        ---------
Net Income Available for Common Stockholders                                     $44,869        $22,417           $8,777
                                                                                ---------       ---------        ---------
                                                                                ---------       ---------        ---------

Weighted average common shares outstanding during the period                      28,864         18,603           17,216
Common Stock Equivalents:
  Average amount of Class B and Class C Preferred prior
    to conversion to Common Stock                                                    875          3,538            3,404
Effect of Modified Treasury Stock Method:
  Assumed exercise of all option and warrants                                     10,581         10,162            8,107
  Assumed repurchase of up to 20% of Common Stock outstanding                     (3,972)        (3,721)          (3,443)
                                                                                ---------       ---------        ---------
Weighted Average Common and Common Equivalent Shares                              36,348         28,582           25,284
                                                                                ---------       ---------        ---------
                                                                                ---------       ---------        ---------

  Earnings per common and common eqivalent share:
  Income before extraordinary items and cumulative effect of accounting change   $  1.07        $  0.48           $ 0.18
  Extraordinary items:
    Loss related to early retirement of debt                                       (0.21)
    Utilization of operating loss carryforward                                                     0.30             0.17
  Cumulative effect of change in method of accounting for income taxes              0.37
                                                                                ---------       ---------        ---------
  Net Income                                                                     $  1.23        $  0.78           $ 0.35
                                                                                ---------       ---------        ---------
                                                                                ---------       ---------        ---------

                                                                               Year ended
                                                                              December 31, 1993
                                                                              -----------------
Fully Diluted Earnings Per Share (2)

Weighted average common shares outstanding during the period                      28,864
Common Stock Equivalents:
  Average amount of Class B and Class C Preferred prior
    to conversion to Common Stock                                                    875
Effect of Modified Treasury Stock Method:
  Assumed exercise of all option and warrants                                     10,581
  Assumed repurchase of up to 20% of Common Stock outstanding                     (2,878)
                                                                                ---------
Weighted Average Common and Common Equivalent Shares                              37,442
                                                                                ---------
                                                                                ---------
  Income before extraordinary items and cumulative effect of accounting change   $  1.04
  Extraordinary items:
    Loss related to early retirement of debt                                       (0.20)
    Utilization of operating loss carryforward
  Cumulative effect of change in method of accounting for income taxes              0.36
                                                                                ---------
  Net Income                                                                     $  1.20
                                                                                ---------
                                                                                ---------




(1) Modified Treasury Stock Method is not used because the net effect is anti-dilutive.
(2) This calculation is submitted in accordance with regulation S-K item 601(b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15, because it results in dilution of less than 3%. The fully diluted earnings per share for 1992 and 1991 do not differ from the primary earnings per share.
Shading denotes reported earnings per share.